UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 21, 2021
(Date of earliest event reported)
 _________________________________________
NAUTILUS, INC.
(Exact name of registrant as specified in its charter)
  __________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

NAUTILUS, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2021, the Board of Directors (the “Board”) of Nautilus, Inc. (the “Company”) increased the size of the Board from six to eight directors and appointed Ms. Kelley Hall and Mr. Shailesh Prakash as directors and Mr. Prakash as a member of the Compensation Committee of the Board (the “Compensation Committee”) and Ms. Hall as a member of the Audit Committee of the Board (the “Audit Committee”).

Ms. Hall and Mr. Prakash will serve until the Company’s 2022 annual meeting of shareholders (the “Annual Meeting”) or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. There is no arrangement or understanding between Ms. Hall or Mr. Prakash and the Company or any other person pursuant to which either of them were selected as a director. Neither Ms. Hall nor Mr. Prakash are a party to, and neither has any direct or indirect material interest in, any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. In connection with their appointments, each of them entered into the Company’s standard form of indemnification agreement.

As compensation for their service, and in accordance with the Company’s non-employee director compensation policy, Ms. Hall and Mr. Prakash will each receive an annual retainer of $57,500 and an additional annual cash retainer of $6,000 for each committee of the Board on which they serve.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

October 25, 2021	By:	/s/ Alan L. Chan
Date		Alan L. Chan
Chief Legal Officer